EXHIBIT 23.2

Cawley, Gillespie & Associates, Inc.

PETROLEUM CONSULTANTS

6500 RIVER PLACE BLVD, SUITE 3-200	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78730-1111	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

As independent petroleum engineers, we hereby consent to the inclusion in HighPeak Energy, Inc.’s Annual Report on Form 10-K, of our reserves reports of HighPeak Energy, Inc. proved oil and natural gas reserves estimates and associated estimates of future net revenues and their present value as of December 31, 2025, 2024 and 2023, included in or made a part of the Annual Report on Form 10-K, to the inclusion of its summary report dated January 15, 2026, January 10, 2025 and January 16, 2024, respectively, as exhibits to the Annual Report on Form 10-K and to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-291266, 333-265895 and 333-267311) and on Form S-8 (File No. 333-249888) of such report.

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm

/s/ W. Todd Brooker
W. Todd Brooker, P.E. President

Austin, Texas

March 11, 2026